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                                                                    EXHIBIT 3.02

                                   BYLAWS OF
                       SALEM COMMUNICATIONS CORPORATION
                        ---------------------------------

                                   ARTICLE I
                             SHAREHOLDERS' MEETING
                             ---------------------

Section 1.             PLACE OF MEETINGS.
---------
                 Meetings of shareholders shall be held at any place within or outside the State of California designated by the Board of Directors. In the absence of any such designation, shareholders' meetings shall be held in the principal executive office of the corporation.

Section 2.             ANNUAL MEETINGS.
---------
                 The annual meeting of shareholders shall be held each year on a date and at a time designated by the Board of Directors. The date so designated shall be within five (5) months after the end of the fiscal year of the corporation, and within fifteen (15) months after the last annual meeting. At each annual meeting directors shall be elected, and any other proper business may be transacted.

Section 3.             SPECIAL MEETINGS.
---------
                A special meeting of the shareholders may be called at any time by the Board of Directors, or by the chairman of the Board, or by the president or by one or more shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting.

                If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the Board, the president, any vice-president or the secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article I, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.

Section 4.             NOTICE OF MEETINGS.
---------
                All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 5 of this Article I not less than ten
(10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (a) in the case of a special meeting, the general nature of the business to be transacted or (b)
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in the case of the annual meeting, those matters which the Board of Directors, at the time of giving notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

                If action is proposed to be taken at any meeting for approval of
(i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Corporations Code of California, (ii) an amendment of the Articles of Incorporation, pursuant to
Section 902 of that Code, (iii) a reorganization of the corporation, pursuant to
Section 1201 of that Code, (iv) a voluntary dissolution of the corporation, pursuant to Section 1900 of that Code, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of that Code, the notice shall also state the general nature of that proposal.

Section 5.             MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.
---------
                Notice of any meeting of shareholders shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation, in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

                If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United states Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of the notice.

                An affidavit of the mailing or other means of giving any notice of any shareholders' meetings shall be executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, and shall be filed and maintained in the minute book of the corporation.

Section 6.             QUORUM.
---------
                The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough

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shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 7.             ADJOURNED MEETING; NOTICE.
---------
                Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 6 of this Article I.

                When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the Board of Directors shall set a new record date. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article I. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

Section 8.             VOTING RIGHTS; CUMULATIVE VOTING.
---------
                The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 11 of this
Article I, subject to the provisions of Sections 702 through 704, inclusive, of the Corporations Code of California (relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership). The shareholders' vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than elections of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the shareholders, unless a vote of a greater number or voting by classes is required by the California General Corporation Law or by the Articles of Incorporation.

                At a shareholders' meeting at which directors are to be elected, no shareholder shall be entitled to accumulate votes (i.e., to cast for any one
                                                      ----
or more candidates a number of votes greater than the number of the shareholder's shares) unless the candidates' names have been placed in nomination prior to commencement of the voting and a shareholder has given notice prior to commencement of the voting of the shareholder's intention to cumulate votes. If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder's shares are

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entitled, or distribute the shareholder's votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

Section 9.             WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS.
---------
                The transactions of any meeting of shareholders, either annual or special, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of
Section 4 of this Article I, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

                Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.

Section 10.     SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.
----------
                Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or to take that action at a meeting at which all shares entitled to vote on that action were present and voted. In the case of election of directors, such consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy on the Board of Directors that has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder's proxy holder, or a transferee of the shares or a personal representative of the shareholder or his respective proxy holder, may revoke the consent by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

                If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been

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received, the secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. This notice shall be given in the manner specified in Section 5 of this Article I. In the case of approval of
(a) contracts or transactions in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Corporations Code of California, (b) indemnification of agents of the corporation, pursuant to
Section 317 of that Code, (c) a reorganization of the corporation, pursuant to
Section 1201 of that Code, and (d) a distribution in dissolution other than in accordance with the rights of the outstanding preferred shares, pursuant to
Section 2007 of that Code, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

Section 11.            RECORD DATE FOR SHAREHOLDERS NOTICE, VOTING AND GIVING
----------             CONSENTS.

                For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the Board of Directors may fix, in advance, a record date, which shall be not more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in this event only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding the transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the California General Corporation Law.

                If the Board of Directors does not so fix a record date:

                (a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

                (b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting (i) when no prior action by the Board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Board has been taken, shall be at the close of business on the day on which the Board adopts the resolution relating to that action or the sixtieth (60th) day before the date of such other action, whichever is later.

Section 12.            PROXIES.
----------
                Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (a) revoked by the person executing it, before the vote pursuant to that proxy by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed

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by, or attendance at the meeting and voting in person by, the person executing the proxy; or (b) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy, and, provided, further, that the proxy shall be valid only if executed in favor of another shareholder of the corporation. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the Corporations Code of California.

Section 13.            INSPECTORS OF ELECTION.
----------
                Before any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at the meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill that vacancy.

                These inspectors shall:

                (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

                (b)     Receive votes, ballots or consents;

                (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

                (d)     Count and tabulate all votes or consents;

                (e)     Determine when the polls shall close;

                (f)     Determine the result; and

                (g) Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

Section 14.            VOTING TRUSTS.
----------
                If a voting trust agreement is filed in the office of the corporation, the corporation shall take notice of its terms and the limitations this agreement places on the authority of the

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trustee.  The agreement shall be valid only if voting power is vested in another shareholder of the corporation.

                                   ARTICLE II
                             DIRECTORS; MANAGEMENT
                             ---------------------

Section 1.             POWERS.
---------
                Subject to the limitations of the Articles of Incorporation, of the Bylaws and of the laws of the State of California as to action to be authorized or approved by the shareholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of this corporation shall be controlled by, a board of directors.

Section 2.             NUMBER AND QUALIFICATION.
---------
                The authorized number of directors shall be two (2) until changed by a duly adopted amendment of the Articles of Incorporation or by an amendment to these Bylaws adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote.

Section 3.             ELECTION AND TENURE OF OFFICE.
---------
                Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

Section 4.             VACANCIES.
---------
                Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

                A vacancy or vacancies in the Board of Directors shall be deemed to exist in the event of the death, disqualification, resignation, or removal of any director, or if the Board of Directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of directors is increased or if the shareholders fail, in any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be voted for at that meeting.

                The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

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                Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

                No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

Section 5.             REMOVAL OF DIRECTORS.
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                The entire Board of Directors or any individual director may be removed from office as provided by Sections 302, 303 and 304 of the Corporations Code of the State of California.

Section 6.             PLACE OF MEETINGS AND MEETINGS BY TELEPHONE.
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                Regular meetings of the Board of Directors may be held at any place within or outside the State of California that has been designated from time to time by resolution of the Board. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board shall be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting.

Section 7.             ANNUAL MEETING.
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                Immediately following each annual meeting of shareholders, the
Board of Directors shall hold a regular meeting for the purpose of organization, any desired election of officers and the transaction of other business. Notice of this meeting shall not be required.

Section 8.             OTHER REGULAR MEETINGS.
---------
                Other regular meetings of the Board of Directors shall be held without call at such time as it shall from time to time be fixed by the Board of Directors. Such regular meetings may be held without notice.

Section 9.             SPECIAL MEETINGS - NOTICES.
---------
                Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairman of the board or the president or any vice-president or the secretary or any two directors.

                Notice of the time and place of special meetings shall be delivered personally or by telephone to each director, or sent by first-class mail or telegram, charges prepaid, addressed to

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each director at that director's address as it is shown on the records of the corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive offices of the corporation.

Section 10.            QUORUM.
----------
                A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 13 of this Article II, unless the authorized number of directors is two or less, in which case all of the duly elected and acting directors shall constitute a quorum for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of Section 310 of the Corporations Code of the State of California (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 of that Code (as to appointment of committees), and Section 317(e) of that Code (as to indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 11.            WAIVER OF NOTICE.
----------
                The transactions of any meeting of the Board of Directors, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approval shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting before or at its commencement, the lack of notice to that director.

Section 12.           DIRECTORS ACTING WITHOUT A MEETING BY UNANIMOUS WRITTEN
----------            CONSENT.                                        -------
                      -------
                Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors. Such written consent or consents shall be filed with the minutes of the proceedings of the Board.

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Section 13.            ADJOURNMENT.
----------
                A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 14.            NOTICE OF ADJOURNMENT.
----------
                Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four
(24) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified in Section 9 of this
Article II, to the directors who are not present at the time of the adjournment.

Section 15.            COMPENSATION OF DIRECTORS.
----------
                Directors and members of committees, as such, shall not receive any stated salary for their services, but by resolution of the board a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular and special meeting of the board; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                  ARTICLE III
                                   OFFICERS
                                   --------

Section 1.             OFFICERS.
---------
                The officers of the corporation shall consist of a president, vice-president, secretary, and a chief financial officer. The corporation may also have, at the discretion of the Board of Directors, a chairman of the board, one or more additional vice-presidents, one or more assistant secretaries, one or more assistant treasurers and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices, except those of president and secretary.

Section 2.             ELECTION.
---------
                The officers of the corporation, except those officers as may be appointed in accordance with the provisions of Section 3 and Section 5 of this
Article III shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

Section 3.             SUBORDINATE OFFICERS, ETC.
---------
                The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the Board of Directors may from time to time determine.

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Section 4.             REMOVAL AND RESIGNATION.
---------
                Any officer may be removed, either with or without cause, by the Board of Directors at any regular or special meeting, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

                Any officer may resign at any time by giving written notice to the Board of Directors, or to the president or to the secretary of the corporation. Any such resignation shall take effect at the date of this notice or at any later specified time; and, unless otherwise specified, the acceptance of this resignation shall not be necessary to make it effective.

Section 5.             VACANCIES.
---------
                A vacancy in any office because of death, resignation, removal, disqualification, or because of any other cause shall be filled in the manner prescribed in the bylaws for regular appointments to the office.

Section 6.             CHAIRMAN OF THE BOARD.
---------
                The chairman of the board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the bylaws. If there is no president, the chairman of the board shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 7 of this Article III.

Section 7.             PRESIDENT.
---------
                Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and in the absence of the chairman of the board, or if there be none, at all meetings of the Board of Directors. He shall be ex officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of a corporate management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or the bylaws.

Section 8.             VICE-PRESIDENT.
---------
                In the absence or disability of the president, the vice-president, if any, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to, all the restrictions upon, the president. The vice-president shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors or the bylaws.

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Section 9.             SECRETARY.
---------
                The secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of directors and shareholders, with the time and place of holding, whether regular or special and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

                The secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or duplicate share register, showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

                The secretary shall give or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by the bylaws or by law to be given, and he shall keep the seal of the corporation in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the bylaws.

Section 10.            CHIEF FINANCIAL OFFICER.
----------
                The chief financial officer shall keep and maintain or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any director.

                The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the corporation and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the bylaws.

Section 11.            SALARIES.
----------
                The salaries of the officers and other shareholders employed by the corporation shall be fixed from time to time by the Board of Directors or established under agreements with officers or shareholders approved by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                   ARTICLE IV
                    CORPORATE RECORDS AND REPORTS-INSPECTION
                    ----------------------------------------

Section 1.             MAINTENANCE AND INSPECTION OF SHARE REGISTER.
---------
                The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board of Directors, a record of its shareholders giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

                A shareholder or shareholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation may (a) inspect and copy the records of the shareholders' names and addresses and shareholdings during usual business hours on five days' prior written demand on the corporation and (b) obtain from the transfer agent of the corporation, on written demand and on tender of such transfer agent's usual charges for such list, a list of the shareholders' names and addresses, who are entitled to vote for the election of directors and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand. This list shall be made available to any such shareholder by the transfer agent on or before the later of five (5) days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled. The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interest as a shareholder or as a holder of a voting trust certificate. Any inspection and copying under this Section 1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

Section 2.             MAINTENANCE AND INSPECTION OF BYLAWS.
---------
                The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in this state, the original or a copy of the bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in this state, the secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of the bylaws as amended to date.

Section 3.             MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS.
---------
                The accounting books and records and minutes of proceedings of the shareholders and the Board of Directors and any committee or committees of the Board of Directors shall be kept at such place or places designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as a holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

Section 4.             INSPECTION BY DIRECTORS.
---------
                Every director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the corporation at each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

Section 5.             ANNUAL REPORT TO SHAREHOLDERS.
---------
                The annual report to shareholders referred to in Section 1501 of the California General Corporation Law is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the shareholders of the corporation as they consider appropriate.

Section 6.             FINANCIAL STATEMENTS.
---------
                A copy of any annual financial statements and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of such period, that has been prepared by the corporation shall be kept on file in the principal executive office of the corporation for twelve (12) months and each statement shall be exhibited at all reasonable times to any shareholder demanding an examination of such statement or a copy thereof shall be mailed to any such shareholder.

                If a shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the corporation makes a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the current fiscal year ended more than thirty (30) days before the date of the request, and a balance sheet of the corporation as of the end of that period, the treasurer or chief financial officer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or mail that statement or statements to the person making the request within thirty (30) days after the receipt of the request. If the corporation has not sent to the shareholders its annual report for the last fiscal year, this report shall likewise be delivered or mailed to the shareholder or shareholders within thirty (30) days after the request.

                The corporation shall also, on the written request of any shareholder, mail to the shareholder a copy of the last annual, semi-annual or quarterly income statement which it has prepared, and a balance sheet as of the end of that period.

                The quarterly income statements and balance sheets referred to in this section shall be accompanied by a report, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.

Section 7.             ANNUAL STATEMENT OF GENERAL INFORMATION.
---------
                The corporation shall annually, during the period commencing five calendar months preceding the calendar month during which the original Articles of Incorporation were filed and ending with the end of the calendar month during which the original Articles of Incorporation were filed with the Secretary of State, file with the Secretary of State of the State of California, on the prescribed form, a statement setting forth the authorized number of directors, the names and complete business or residence addresses of all incumbent directors, the names and complete business or residence addresses of the chief executive officer, secretary and chief financial officer, the street address of its principal executive office or principal business office in the state, and the general type of business constituting the principal business activity of the corporation, together with a designation of the agent of the corporation for the purpose of service of process, all in compliance with
Section 1502 of the Corporations Code of California.

                                   ARTICLE V
                           GENERAL CORPORATE MATTERS
                           -------------------------

Section 1.             RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING.
---------
                For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful election (other than action by shareholders by written consent without a meeting) the Board of Directors may fix, in advance, a record date, which shall not be more than sixty
(60) days before any such action and in that case only shareholders of record on the date so fixed are entitled to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the California General Corporation Law.

                If the Board of Directors does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

Section 2.             CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS.
---------
                All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by the resolution of the Board of Directors.

Section 3.             CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED.
---------
                The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation and this authority shall be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 4.             CERTIFICATES FOR SHARES.
---------
                A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any of these shares are fully paid, and the Board of Directors may authorize the issuance of certificates or shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid. All certificates shall be signed in the name of the corporation by the chairman of the board or vice-chairman of the board or the president or vice-president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent or registrar at the date of issuance.

Section 5.             LOST CERTIFICATES.
---------
                Except as provided in this Section 5, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation and canceled at the same time. The Board of Directors, in case any share certificate or certificate for any other security is lost, stolen, or destroyed, may authorize the issuance of a replacement certificate on such terms and conditions as the board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

Section 6.             REPRESENTATION OF SHARES OF OTHER CORPORATIONS.
---------
                    The chairman of the board, the president or any vice-president, or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority granted to these officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

Section 7.             INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND
---------              OTHER AGENTS.

                The corporation shall, to the maximum extent permitted by California General Corporation Law, indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of the corporation. For purposes of this Section 7, an "agent" of the corporation includes any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

Section 8.             CONSTRUCTION AND DEFINITIONS.
---------
                Unless the context requires otherwise, the general provisions, rules of construction and definitions in the California General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular in number includes the plural, the plural number includes the singular and the term "person" includes both a corporation and a natural person.

                                   ARTICLE VI
                                    OFFICES
                                    -------

Section 1.             PRINCIPAL OFFICES.
---------
                The Board of Directors shall fix the location of the principal executive offices of the corporation at any place within or outside the State of California. If the principal executive offices are located outside the state, and the corporation has one or more business offices in the state, the Board of Directors shall fix and designate a principal business office in the State of California.

Section 2.             OTHER OFFICES.
---------
                The Board of Directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

                                  ARTICLE VII
                                  AMENDMENTS
                                  ----------

Section 1.             AMENDMENT BY SHAREHOLDERS.
---------
                New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation of the corporation set forth a number of authorized directors of the corporation, the authorized number of directors may be changed only by an amendment of the Articles of Incorporation.

Section 2.             AMENDMENT BY DIRECTORS.
---------
                Subject to the rights of the shareholders as provided in Section 1 of this Article VII, Bylaws, other than a bylaw or an amendment of a bylaw changing the authorized number of directors, may be adopted, amended or repealed by the Board of Directors.